IMAGING TECHNOLOGIES CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 10(C)


                            SHARE PURCHASE AGREEMENT

                             DATED DECEMBER 1, 2000

                                 BY AND BETWEEN

                               ELB GROUP.COM, LLC

                                       AND

                                  ROBERT MARKS

                                       AND

                                    BET TRUST

                                       AND

                                  CARL PERKINS

                                       AND

                             EDUADVANTAGE.COM, INC.

                                       AND

                     BRENT H. COEUR-BARRON, AS ESCROW AGENT

                                       AND

                        IMAGING TECHNOLOGIES CORPORATION


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                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of December, 2000, by and between ELB GROUP, LLC, a California limited liability company ("ELB"), ROBERT MARKS ("Marks"), BET TRUST ("BET"), CARL PERKINS ("Perkins"), and Brent H. Coeur-Barron, as Escrow Agent ("Escrow Agent")(Marks, BET Trust, Perkins, and Escrow Agent are sometimes referred to as an "Individual Seller" and, collectively with ELB are sometimes referred to as "Sellers"), EDUADVANTAGE.COM, INC., a California corporation ("EA"), and IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation ("ITEC").

                                    RECITALS
                                    --------

         WHEREAS, ELB owns 2,475,000 shares of common stock of EA currently outstanding ("EA Shares");

         WHEREAS, Marks owns 25,000 EA Shares;

         WHEREAS, BET owns 500,000 EA Shares;

         WHEREAS, Perkins owns 500,000 EA Shares;

         WHEREAS, Escrow Agent holds 250,000 EA Shares on behalf and for the benefit of certain employees of a wholly-owned subsidiary of EA;

         WHEREAS, EA is engaged in the business of owning and operating a web-based computer software and hardware reseller business based in Culver City, California (the "Business");

         WHEREAS, the Sellers desire to sell to ITEC the EA Shares, and ITEC desires to purchase the same, subject to the terms and conditions hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

SALE OF EA SHARES

         1.1. Sale of EA Shares. Upon the terms and subject to the conditions hereof (including the Recitals, which are incorporated herein by reference), each Seller hereby agrees to sell, transfer and deliver to ITEC, and ITEC agrees to buy, on the Closing Date (as defined in Section 2.1 below) and effective as of the Effective Date (as defined in Section 1 below), all of the rights, title and interest of each such Seller in and to the EA Shares.

         1.2 No Liabilities. ITEC is not acquiring or assuming any debts, liabilities or obligations of any type related to the EA Shares; however, ITEC acknowledges and agrees that the wholly-owned subsidiary of EA, EduAdvantage.com, LLC ("EduAdvantage"), has certain obligations which will remain the obligation of such subsidiary and EA.

         1.3 Additional Actions. If, at any time after the Closing (as defined in Section 2.1 below), ITEC shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in ITEC good and merchantable title to the EA Shares, each Seller shall, and hereby agrees to, execute and deliver all such deeds, assignments and assurances in law and to do all acts reasonably necessary or proper to vest, perfect or confirm title to and possession of such EA Shares in ITEC.

         1.4 Consideration. The consideration (the "Consideration") for the EA Shares of each Seller is one share of common stock of ITEC ("ITEC Share") for each EA Share held by a Seller.

         For all purposes under this Agreement, in the event of any stock split, stock combination (whether by reclassification of shares, recapitalization or otherwise), repurchase, or declaration of a dividend, or other distribution with respect to ITEC Shares that becomes effective between the date of this Agreement and the Closing Date, the Consideration shall be adjusted to reflect such stock split, stock combination, repurchase, dividend or other distribution as follows:

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                  (i)  In  the  event  of  a  stock  split,  stock  combination, repurchase, stock dividend or stock distribution, the Consideration shall be adjusted in the reasonable discretion of ITEC's Board of Directors; provided, however, that the Individual Sellers and EA shall have the right to disapprove any such adjusted Consideration by giving ITEC a joint notice of such disapproval (a "Disapproval Notice) within ten (10) business days after receipt
of  notice  of  ITEC's  Board  of  Directors'   determination  of  the  adjusted
Consideration and the calculations therefor (the "Disapproval Notice Period"). The Representatives shall be deemed to have approved the adjusted Consideration if ITEC does not receive a Disapproval Notice within the Disapproval Notice Period.

                  (ii) In the event of a cash dividend or cash distribution, the Consideration shall be adjusted by (A) multiplying the ITEC Share Closing Price immediately prior to the cash dividend or cash distribution by the number of ITEC Shares issued and outstanding, (B) subtracting the amount of the cash dividend or cash distribution, and then (C) dividing by the number of shares of ITEC Shares issued and outstanding.

                                   ARTICLE II

THE CLOSING

         2.1 Closing. The Closing of the purchase of the EA Shares (the "Closing") will occur on the later of (i) December 4, 2000 or (ii) such other date as the parties may agree (the "Closing Date"). The Closing shall be effective as of December 1, 2000 (the "Effective Date"). For accounting purposes, the Closing shall be deemed consummated as of 12:01 a.m. on the Effective Date. The Closing may be consummated by exchange of signature pages by facsimile transmission, with the originals thereof to be delivered by mail to each respective party as soon thereafter as practicable.

         2.2  Deliveries  by ITEC.  ITEC  shall  deliver  the  following  at the
Closing:

         (a) Instructions to ITEC's transfer agent requesting share certificates representing, in the aggregate, 3,500,000 ITEC Shares and issued in the name of each of the Sellers or their assignees;

         (b) an Officer's Certificate as to (i) the accuracy at Closing of all of ITEC's representations and warranties as if made at and as of the Closing Date, (ii) the fulfillment of all of ITEC's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by ITEC;

         (c) certified copies of resolutions adopted by ITEC's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement; and

         (d) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

         2.3 Deliveries by Individual Sellers. At the Closing, the Individual Sellers shall each deliver the following:

         (a) A certificate of each Individual Seller as to (i) the accuracy at Closing of all representations and warranties of each Individual Seller as if made at and as of the Closing Date (unless otherwise provided), ( ii) the fulfillment of all of such Individual Seller's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by such Individual Seller;

         (b) an Investor's Representation Agreement substantially in the form attached hereto as Exhibit A, together with a certificate representing such Individual Seller's EA Shares, executed by each Individual Seller; and

         (c)      such other  endorsements,  instruments  or documents as may be
                  necessary  or  appropriate  to  carry  out  the   transactions
                  contemplated hereby.

         2.4 Deliveries by ELB. At the Closing, ELB shall deliver the following:

         (a) Certified copies of the resolutions adopted by the Board of Managers of ELB approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement;

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         (b) a good  standing  certificate  for ELB as of a recent date from the
Secretary of State of California; and

         (c) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby;

         (d) an Investor's Representation Agreement substantially in the form attached hereto as Exhibit A.

         2.5 Deliveries by EA. At the Closing, EA shall deliver the following:

         (a) Certified copies of the resolutions adopted by the EA Board approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement;

         (b) a good standing certificate for EA as of a recent date from the Secretary of State of California;

         (c) a certificate executed by an officer of EA certifying as to the accuracy at Closing of all the representations and warranties of EA as if made at and as of the Closing Date, the fulfillment of all the agreements and covenants of EA to be performed at or before the Closing Date, and the satisfaction of all Closing conditions to be satisfied by EA;

         (d) the minute books, bylaws and stock records of EA, certified as true and correct by the secretary of EA.; and

         (e) such other endorsements, instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby.

                                   ARTICLE III
                                   -----------

REPRESENTATIONS AND WARRANTIES REGARDING EA

         ELB and EA represent and warrant to ITEC as of the Closing Date (unless otherwise provided) as follows:

         3.1 Authority. Each of ELB and EA has all of the requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered hereby and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by EA to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

         3.2 Validity. This Agreement and the other agreements and other documents to be delivered at the Closing by EA have been duly executed and delivered by EA and constitute valid and binding obligations of EA enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, or upon notice, with the passage of time, or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of EA, and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the articles of incorporation or bylaws of EA, (ii) any contract, agreement or other instrument to which EA is a party or by which EA is bound, (iii) any order, decree or judgment of any court or governmental agency binding upon EA, or (iv) any law, rule or regulation applicable to EA.

         3.3      Due Organization and Ownership.
                  ------------------------------

                   (a) EA is a corporation duly organized, validly existing and in good standing under the laws of California, and has full power and authority and all requisite rights, licenses and permits to carry on the Business as it is presently conducted by EA. EA is a web-based business with its primary office in the State of California.

                   (b) No shares of common stock of EA other than the 3,500,000 EA Shares currently issued and outstanding have been granted or sold by EA. Except as set forth on Schedule 3.3(b) all of the EA Shares have been duly and validly authorized and granted or sold and there are no contributions, capital calls or other amounts outstanding with respect to any EA Shares. The EA Shares were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which EA is a party or binding upon EA for the sale or transfer by EA of any interest in EA. The EA shareholders are the sole record owners of the EA Shares. The persons listed on Schedule 3.3(b) are the only officers or directors of EA.

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         3.4  Consents.  Except as  described  on  Schedule  3.4,  no  approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for (i) the execution and delivery of this Agreement or the agreements contemplated hereby, or (ii) the consummation of the transactions contemplated hereby and thereby.

         3.5      Financial Statements.

                  (a) The unaudited initial balance sheet for EA at and as of December 1, 2000 (i) is attached hereto as Schedule 3.5(a); the unaudited balance sheet and income statement of EduAdvantage at and for the nine-month period ended September 30, 2000 are attached hereto as Schedule 3.5(a) and (ii) are accurate and complete.

                  (b) To the knowledge of ELB, EA is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) other than liabilities and obligations described on Schedule 3.5(b).

         3.6 Books and Records. The books of account and other records (financial and otherwise) of EA are complete and correct and are maintained in accordance with good business practices.

         3.7  Interim  Change.  Except  as  described  in  reasonable  detail on
Schedule 3.7, since December 1, 2000 (unless otherwise stated), EA has operated its business only in the ordinary course, consistent with past practices, and there has not been any of the following in connection with EA:

                  (a) Any material adverse change in the financial condition, assets, liabilities, personnel, prospects or business affairs of EA in its relationships with suppliers, vendors, customers, representatives, employees or others, nor has there been the occurrence of any event or condition which could reasonably be expected to have such an effect;

                  (b) any declaration or payment of any dividend or other distribution;

                  (c) any forgiveness, cancellation, write-off or write-down of debts or claims, or waiver of any rights related to EA other than in the ordinary course of business;

                  (d) any increase or decrease in the compensation, benefits or method or rate of reimbursement paid, payable or to become payable by EA to any employee, independent contractor or other person who renders services in connection with EA or its business, or any payments of compensation other than salary to any of such employees;

                  (e) any incurrence of debt other than trade payables incurred in the ordinary course of business;

                  (f) since December 1, 2000, any entry into any material agreement, commitment, or transaction in excess of ten thousand dollars ($10,000) or any capital expenditure in excess of five thousand dollars ($5,000) by EA;

                  (g) any incurrence of any security interest, lien, charge, encumbrance or claim on, or any damage or loss to, any of the assets of EA;

                  (h) any change in the method of operation or practices of EA, including any change in the accounting, billing or invoicing procedures of EA;

                  (i) any sale, transfer or disposal by or for EA or purchase by or for EA of any properties or assets, except in the ordinary course consistent with past practices; or

                  (j) any agreement, commitment or understanding by EA to do any of the foregoing.

         3.8 Assets. EA is the sole legal and equitable owner of all right, title and interest in all of the issued and outstanding Membership Interests of EduAdvantage, and EduAdvantage owns or otherwise controls the contracts, assets, leases, accounts receivable, trademarks, patents and other intellectual property, two domain names ("EduAdvantage.com" and "soft4u.com"), all client lists, records and marketing materials, including copyrights related thereto, the computer servers and other equipment used in the conduct of the Business and described on Schedule 3.8 (the "Assets"). EduAdvantage has good and marketable title to the Assets, and such Assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, license, easement, right of way, encumbrance or other restriction of any kind. All of the Assets, whether owned or leased by EduAdvantage, are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used. Except as set forth on Schedule 3.8, the Assets

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will  furnish ITEC and its  successors  and assigns with all of the capacity and rights to operate EA in the same manner as it is presently being operated by EA and to otherwise conduct the Business in the same manner as presently conducted (although ITEC shall be entitled to change the operations of EA after Closing).

         3.9 Real Estate. EA does not own any real property. ELB will grant to EA a license to occupy its current premises for up to six (6) months in exchange for the payment of rent and expenses of occupancy to ELB on the same terms and conditions on which ELB occupies its office premises, the lease for which is attached hereto as Schedule 3.9.

         3.10 Personal Property Leases. Except as described on Schedule 3.10, EA does not lease any of the personal property that is used in the Business.
Schedule 3.10 sets forth an accurate, correct and complete list of all office furnishings and other personal property leased by EA (the "Leased Assets").

         3.11 Trade Secrets, Know-How and Proprietary Information. Schedule 3.11 contains a list of all information in the nature of trade secrets, know-how or proprietary information, including but not limited to, software, copyrighted and copyrightable material, electronic data processing systems, program specifications and technical information relating to or used by EA (the "Proprietary Information"). The Proprietary Information does not violate or infringe upon any trade secret rights, patents, trademarks or copyrights of any other person. Except as set forth on Schedule 3.11, the Proprietary Information is owned exclusively by EA and no other person or entity has any claim thereto or rights therein.

         3.12     Employees; Independent Contractors.

                  (a) EA has no employees. ELB has previously consented to ITEC's recruitment of Marks, Michael Geisen, Andra Savery and Natalia Labrouve.

                  (b) ELB will supply to ITEC, upon request, the names and addresses of any independent contractors previously providing services to EA or EduAdvantage.

         3.13 Taxes. EA has not been required to file any returns, declarations and reports or information returns and statements (collectively, "Returns").

         3.14 Litigation. Except as set forth in Schedule 3.14, EA is not engaged in, or a party to, or to the best of ELB's knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, and no officer of ELB knows, anticipates or has notice of any basis for any such action. EA has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving EA's employment notices or policies or compliance with environmental regulations. EA and the Assets are not subject to any order, decree or judgment of any court or governmental agency or instrumentality.

         3.15 Brokers. None of the Sellers has retained any broker or finder, other than Carl Perkins, or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby. Any and all liabilities or obligations of any individual or entity to Carl Perkins has been completely and finally satisfied by the issuance of EA shares to Carl Perkins and to BET Trust.

         3.16 Accounts Receivable. Within two (2) days following Closing, EA shall have delivered an accounts receivable aging schedule, which shall be attached hereto as Schedule 3.16. Except as set forth on Schedule 3.16, no accounts or notes receivable from any entity are in excess of ninety (90) days outstanding.

         3.17 Disclosure. Neither this Agreement nor any attachment, schedule, certificate or other statement delivered pursuant to this Agreement in or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading. Each schedule delivered pursuant to this Agreement is accurate and complete. To ELB's knowledge, there is no information necessary to enable a prospective purchaser of EA to make an informed decision with respect to the purchase of EA which has not been expressly disclosed to ITEC in this Agreement or in writing in connection with ITEC's due diligence process.

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                                   ARTICLE IV
                                   ----------

REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL SELLERS

         Each  Individual  Seller,   jointly  and  severally  (unless  otherwise
stated), represents and warrants to ITEC as of the date hereof and as of the Closing Date as follows:

         4.1 Authority. Each Individual Seller has all of the requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered hereby and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by each Individual Seller to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

         4.2 Validity. This Agreement and the other agreements and other documents to be delivered at the Closing by the Individual Sellers have been duly executed and delivered by the Sellers, as the case may be, and constitute valid and binding obligations of each Individual Seller, as the case may be, enforceable in accordance with their respective terms.

         4.3 EA Ownership. For purposes of this Section 4.3 only, each Individual Seller represents and warrants to ITEC as to himself or herself only, as of the date hereof and as of the Closing Date as follows: Marks owns 25,000 EA Shares. BET Trust owns 500,000 EA Shares. Perkins owns 500,000 EA Shares. Escrow Agent holds for the benefit of Robert Marks, Michael Geisen, Natalia Labrouve and Andra Savery a total of 250,000 EA Shares pursuant to four separate escrow agreements between EA, the Escrow Agent and each individual. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which any Individual Sellers is a party or binding upon any Individual Seller for the sale or transfer by any Individual Seller of any interest in EA. The Individual Sellers are the beneficial owners of their respective EA Shares as set forth above and have good and marketable title to such EA Shares and by virtue of the sale contemplated by this Agreement, shall convey to ITEC good and marketable title to such EA Shares, free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, options, rights of first refusal, transfer restrictions, conditional sales agreements, voting trust arrangements, voting agreements, or claims or interests of third parties of any nature whatsoever.

                                    ARTICLE V
                                    ---------

REPRESENTATIONS AND WARRANTIES OF ITEC

         ITEC hereby represents and warrants to the Sellers as of the date hereof as follows:

         5.1 Authority. ITEC has all requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered at Closing and to carry out the transactions contemplate hereby and thereby. All actions required to be taken by ITEC to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

         5.2 Validity. This Agreement has been, and the agreements and other documents to be delivered at Closing by ITEC and will be, duly executed and delivered by ITEC and constitute valid and binding obligations of ITEC, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the Articles of Incorporation or Bylaws of ITEC, (ii) any contract, agreement or other instrument to which ITEC is a party, (iii) any order or judgment of any court or governmental agency or
(iv) any law, rule or regulation applicable to ITEC.

         5.3 Consents. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery by ITEC of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

         5.4 Due Organization. ITEC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to carry on the business in which it is engaged.

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         5.5  ITEC  Shares.  The  ITEC  Shares  to be  issued  pursuant  to this
Agreement have been duly  authorized by all necessary  corporate  action of ITEC
and  when  delivered   hereunder  will  be  validly   issued,   fully  paid  and
nonassessable. The ITEC Shares will be issued pursuant to exemptions under the applicable federal and state securities laws.

         5.6 Litigation. Except as set forth in Schedule 5.6, ITEC is not engaged in, or a party to, or to the best of its knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, which (if determined adversely to ITEC) would materially and adversely affect (i) the ability of ITEC to perform hereunder or under any other agreement, document or instrument required to be executed and delivered by ITEC in connection with the consummation of the transactions contemplated hereby or (ii) the ITEC Shares to be delivered pursuant to this Agreement, and ITEC neither knows, anticipates or has notice of any basis for any such action. Except as set forth in Schedule 5.6, ITEC has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving their respective employment notices or policies or compliance with environmental regulations, which would have a material adverse effect on ITEC. Except as set forth in
Schedule 5.6, ITEC is not subject to any order, decree or judgment of any court or governmental agency or instrumentality, which would have a material adverse effect on ITEC. Except as set forth in Schedule 5.6, ITEC has not received notice of any adverse finding or determination in connection with any review conducted by any entity, commission, board or agency which would have a material adverse effect on ITEC.

         5.7 Brokers. ITEC has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

         5.8 Financial Statements. The unaudited financial statements for ITEC as of September 30, 2000: (i) are attached hereto as Schedule 5.8 (the "ITEC Financial Statements"); (ii) are accurate, correct and complete; (iii) fairly present the financial condition and results of operations of ITEC as of the dates and for the periods indicated; and (iv) are prepared in accordance with GAAP except for (A) the fact that interim financial statements are subject to year-end adjustments and (B) any exceptions that may be indicated in the notes to such ITEC Financial Statements.

                                   ARTICLE VI
                                   ----------

COVENANTS

         Each Seller, ELB and ITEC, as applicable, hereby agrees to keep, perform and fully discharge the following covenants and agreements.

         6.1 Continued Assistance. Each Seller shall cooperate in an orderly transfer of the EA Shares and the continuation of the Business by ITEC or its successor or assigns as described in this Section 6.1. From time to time, at ITEC's request and without further consideration, the Sellers shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as ITEC may reasonably request to more effectively assign, convey and transfer the EA Shares. In addition, ELB will honor its obligations under the Software License Agreement, a copy of which is attached hereto as Exhibit B, entered into contemporaneously with this Agreement and will provide any additional information regarding the Business not provided at Closing; provided, however, that the Parties agree that ITEC has the opportunity to hire the four
(4) employees of ELB necessary to operate the Business.

         6.2 Certain Payments. Each Seller shall promptly pay when due and fully discharge (i) any income, excise, employment, sales or use taxes imposed on such Seller as a result of the sale of its EA Shares to ITEC and (ii) any taxes of the State of California as a result of such transaction.

         6.3 Confidentiality. After the Closing, except as may be required for tax purposes or other regulatory purposes or as an employee or officer of ELB, no Seller, nor any of their affiliates nor any of their respective successors and assigns shall (a) publish or disclose any document, database or other media embodying any confidential or proprietary know-how which is used solely in the conduct of the Business to any third person or (b) use, publish or disclose any information concerning ITEC, its affiliates, the Assets, EA, the customers of EA, or the terms of this Agreement or any of the transactions contemplated thereby, except information which: (i) is or becomes generally available to the public or publicly known other than as a result of disclosure in breach of any obligation of confidentiality; (ii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law (but only after notice of such required disclosure is first given to ITEC); (iii) is permitted to be disclosed or utilized in accordance with the terms of an agreement with ITEC or (iv) constitutes know-how retained by ELB for use in its continued operations, including consulting services involving its past, present and future clients and customers.

         Notwithstanding the foregoing, ELB shall have the right, acting on behalf of EduAdvantage, to notify any creditor of EduAdvantage regarding the pendency of this transaction if such notification is required by any agreement between EduAdvantage and such creditor. ELB shall, concurrently with notification of such creditor, deliver a copy of such notice to ITEC.

         6.4 Conduct of Sellers. Between the date hereof and the Closing Date, no Seller shall:

            (a) Pledge, mortgage, encumber or subject to any lien or security interest the EA Shares;

            (b) offer (or entertain any offer) to sell or transfer all or any part of the EA Shares to any other person or entity;

            (c) enter into any material agreement relating to the EA Shares; or

            (d) enter into any agreement or commitment to do any of the foregoing.

         6.5 Conduct of EA and the EA Board. Between the date hereof and the Closing Date, EA and the EA Board shall not permit the EA Articles of Incorporation to be amended to allow any EA Shareholder to:

            (a) Pledge, mortgage, encumber or subject to any lien or security interest the EA Shares;

            (b) offer (or entertain any offer) to sell or transfer all or any part of the EA Shares to any other person or entity;

            (c) enter into any material agreement relating to the EA Shares; or

            (d) enter into any agreement or commitment to do any of the foregoing.

         6.6 Supplements. If any representation, warranty or statement of any Seller or ELB, or any schedule delivered to ITEC shall become incorrect prior to the Closing Date, the Sellers or ELB, as applicable, shall promptly deliver to ITEC a supplement in order that said representation, warranty, statement, or schedule, as so supplemented, shall be true and correct.

         6.7 Restrictions on Transfer. None of the Sellers have a present intention to dispose of the ITEC Shares, and each Seller further agrees that it will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in the EA Shares, as applicable, prior to the Closing Date and will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any economic or other interest in the ITEC Shares acquired.

         6.8 Conditions to Closing. Sellers, EA, and ITEC agree to use their commercially reasonable efforts to satisfy the Closing conditions set forth herein by December 7, 2000, or earlier if possible.

         6.9 Affirmative Covenants of EA prior to Closing. From the date of this Agreement until Closing Date, EA shall:

                  (a) Use commercial best efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

                  (b) maintain all business development efforts, including without limitation, diligently pursuing business opportunities of the Business and preserving relationships with prospects of EA; and

                  (c) perform in all material respects all obligations under agreements.

         6.10 Negative Covenants of EA. From the date of this Agreement until the Closing Date, EA will not, without the prior written consent of ITEC, do any of the following:

                  (a) Take any action which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

                  (b) make any distribution related to earnings any payment of cash to any shareholder of EA other than normal payments made in the ordinary course of business consistent with past practices;

                  (c) impose on any material asset, or suffer the imposition on any material asset of, any lien or permit any such lien to exist;

                  (d) sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the Assets;

                  (e) purchase, lease or otherwise acquire any assets or properties, whether real or personal, tangible or intangible, or sell, lease or otherwise dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

                  (f) grant any increase in compensation or benefits to the employees or officers; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the schedules hereto, unless such action is first approved in writing by ITEC's Chief Executive Officer;

                  (g) enter into or amend any employment contract (unless such amendment is required by law) that EA does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

                  (h) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

                  (i) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material money damages or restrictions upon the Business;

                  (j) except in the ordinary course of business and which is not material, modify, amend or terminate any material contract, or waive, release, compromise or assign any material rights or claims;

                  (k) make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                  (l) take any action, or omit to take any action, which would cause any of the representations and warranties contained herein to be or become untrue or incorrect; or

                  (m) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person that would be payable following the Closing.

         6.11 Affirmative Covenants of ITEC prior to Closing. From the date of this Agreement until Closing Date, ITEC shall:

                  (a) use commercial best efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

                  (b) maintain all business development efforts, including without limitation, diligently pursuing business opportunities of its business and preserving relationships with prospects of ITEC; and

                  (c) perform in all material respects all obligations under agreements.

         6.12 Negative Covenants of ITEC. From the date of this Agreement until the Closing Date, ITEC will not, without the prior written consent of EA, do any of the following:

                  (a) Take any action which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

                  (b) impose, or suffer the imposition, on any material asset of any lien or permit any such lien to exist, in either case which would have a material adverse impact on ITEC; or

                  (c) enter into any agreement or commitment to do any of the foregoing.

         6.13 Covenants of ITEC after Closing. After Closing, ITEC agrees to do the following:

                  (a) ITEC will contact each creditor of EduAdvantage to notify each such creditor of the change in ownership and use its commercially reasonable best efforts to pay or compromise the obligations of EA and EduAdvantage. ITEC further agrees to use its best efforts to obtain releases from each creditor not later than sixty (60) days after Closing and, to the extent ITEC obtains a release of liability from any creditor, ITEC shall ensure that such release names ELB, its affiliates, officers, directors, members and managers as a released party. ITEC and ELB further agree that money damages is inadequate to compensate ELB for a breach of this Section

6.13(a) and, accordingly, ELB shall have the right to seek specific performance of this Section 6.13(a) by requiring ITEC to cause EA and EduAdvantage to pay such creditors in full.

                  (b) ITEC will use its commercially reasonable efforts to allocate working capital, including equity investment or credit facilities of not less than $1,000,000 during the one year period commencing at Closing.

                  (c) ITEC will use its commercially reasonable efforts to cause Ingram Micro to cancel the personal guarantees, if any, of any of the current officers or Members of ELB.

                  (d) ITEC will promptly notify Sellers of any proposed registration of common stock of ITEC, whether issued or proposed to be issued, and will use its commercially reasonable efforts, subject to the approval of the underwriters of any such registration and offering, to include the EA Shares delivered to Sellers in connection with this Agreement to be included in any such registration, other than the registrations to be filed for (i) the convertible debenture or (ii) the equity line of credit currently contemplated by ITEC. In addition to the foregoing, ITEC will, to the extent commercially reasonable, initiate such registration on or prior to June 1, 2001.

                                   ARTICLE VII
                                   -----------

CONDITIONS PRECEDENT TO OBLIGATIONS OF ITEC

         Each and all of the obligations of ITEC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         7.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of the Sellers and EA contained herein shall be accurate in all respects as if made on and as of the Closing Date. The the Sellers and EA shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by any of them on or prior to the Closing Date

         7.2 No Pending Action. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of ITEC or its affiliates to own, operate or control EA.

         7.3 Condition of EA. EA shall not have been adversely affected in any way by any act of God, fire, flood, accident, war, labor disturbance, legislation, or other event or occurrence, whether or not covered by insurance, and there shall have been no change in the assets or the business of EA or EA's financial condition, properties or prospects, which would have a material adverse effect thereon.

         7.4 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for ITEC, and ITEC shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

         7.5 No Material Adverse Change. There shall have been no change, circumstance or occurrence that has had or would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of EA.

                                  ARTICLE VIII
                                  ------------

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

         Each and all of the obligations of the Sellers and EA to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         8.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of ITEC contained herein shall be accurate in all respects as if made on and as of the Closing Date. ITEC shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with, on or prior to Closing Date.

         8.2 No Pending Action. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

         8.3 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Sellers, and the Sellers shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

         8.4  Approval  of  Sale  and  Merger.   The  Members  of  ELB  and  the
shareholders of EA shall have approved by the requisite vote the Sellers' sale of the EA Shares as contemplated by Article I.

                                   ARTICLE IX
                                   ----------

SURVIVAL AND INDEMNIFICATION

         9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations and warranties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, and all representations, warranties and covenants to be made or performed after the Closing shall survive the Closing until made or performed and for the applicable statute of limitations period after their due date. The indemnity obligations of each party to this Agreement shall terminate (absent fraud or intentional misrepresentation) one year from the Closing Date. Any claim for indemnification that is asserted within one year of the Closing Date shall survive until resolved or judicially determined. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

         9.2      Indemnification.
                  ---------------

                  (a)      By the Sellers and ELB.
                           ----------------------

                     (i) Individual Sellers. Each Individual Seller, jointly and severally, shall hold harmless and defend ITEC and its successors and assigns from and against any and all Claims related to, caused by or arising from (A) any misrepresentation or breach of warranty set forth in Article IV or failure to fulfill any covenant or agreement of Individual Sellers set forth in this Agreement, or any other misrepresentation, breach of warranty or failure to fulfill a covenant or agreement by the Individual Sellers contained in any agreement or other document delivered pursuant hereto, or (B) any and all Claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

                     (ii) ELB. ELB shall hold harmless and defend ITEC and its successors and assigns from and against any and all Claims related to, caused by or arising from (A) any misrepresentation or breach of warranty set forth in this Agreement or failure to fulfill any covenant or agreement of ELB set forth in this Agreement, or any other misrepresentation, breach of warranty or failure to fulfill a covenant or agreement by ELB contained in any agreement or other document delivered pursuant hereto, or (B) any and all Claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

                  (b) By ITEC. ITEC shall indemnify, hold harmless and defend each Seller, and their representatives, officers, members, managers, directors, affiliates, successors and assigns, from and against any and all Claims related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of ITEC contained herein or in any agreement or other document delivered pursuant hereto, or (ii) any and all Claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure. ITEC's obligations under this Section 9.2(b) shall include the express obligation to pay on behalf of EduAdvantage, or cause EduAdvantage to pay the obligations of EduAdvantage as of Closing.

                  (c) Notice of Claim. The party seeking indemnification under this Article IX (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of the facts and circumstances giving rise to any Claim, provided, however, that an Indemnified Party's failure to give such notice shall not impair or otherwise affect such Indemnified Party's right to indemnification except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. All rights contained in this Article IX are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

         9.3 Defense Against Asserted Claims. The Indemnified Party shall not settle or compromise any Claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within fifteen
(15) days after notification thereof as provided herein. In connection with any Claim giving rise to indemnification hereunder resulting from or arising out of any Claim by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such Claim without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such Claim, the Indemnifying Party shall select counsel to conduct the defense in such Claims and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Claim, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such Claim resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such Claim in such a manner as it may deem appropriate, including settling such Claim after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate, and in any action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this Section, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such Claim or the amount or nature of any such settlement. In the event of a Claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of party shall be made available on a timely basis.

                                    ARTICLE X
                                    ---------

GENERAL PROVISIONS

         10.1 Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         10.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by overnight courier or by first class prepaid certified mail to the addresses set forth on Schedule 10.2:

                  (a) Any party may change its address for receiving notice by written notice given to the others named on Schedule 10.2. Overnight notices shall be deemed given on the day of scheduled delivery and mailed notices shall be deemed given three (3) business days after the date of mailing.

         10.3 Expenses. Each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby. If any action is brought by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

         10.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.5 Benefit. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party hereto may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other parties.

         10.6 Entire Transaction. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties with respect to the subject matter hereof.

         10.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California, without regard to conflicts of laws principles.

         10.8 Waiver. Any party's lack of enforcement of any provision of this Agreement shall not be construed as a waiver of any such provision and the nonbreaching party may elect to enforce any such provision in the event of past, repeated or continuing breach. No waiver in one or more instances of any of the provisions of this Agreement shall be deemed a continuing waiver or a waiver of any other provision.

         10.9 Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular and all words in any gender shall extend to and include all genders. The word "or" is not exclusive. The word "including" shall mean "including, without limitation". The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.10 Announcements. ITEC shall be entitled to notify suppliers, clients, investors, governmental agencies and others of the completion of the transactions contemplated by this Agreement. If requested by ITEC, Sellers shall reasonably (a) assist ITEC in communicating with suppliers and clients, and (b) jointly issue a statement, mailing or press release with ITEC.

         10.11 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         10.12 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)      by mutual consent of the Sellers, EA and ITEC;

                  (b) by the Sellers, on the one hand, or ITEC, on the other hand, if there has been a material misrepresentation or material breach on the part of ITEC, on the one hand, or the Sellers, on the other hand, in their respective representations, warranties, or agreements set forth in this Agreement; or

                  (c) by the Sellers, on the one hand, or ITEC, on the other hand, if any of the conditions precedent to closing of such terminating party has not been fulfilled through no fault of the terminating party (and such terminating party has not elected to waive such condition precedent) on or before December 8, 2000.

         Termination of this Agreement shall not serve to relieve any party of any responsibility or obligation for any breach of this Agreement occurring prior to such termination.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly and validly executed all as of the date first written above.



ELB GROUP, LLC                                EDUADVANTAGE.COM, INC.

                                              By: _____________________________
By:  ________________________________
                                              Name:____________________________
Name:________________________________
                                              Title:___________________________
Title:_______________________________
                                              ROBERT MARKS

ITEC, INC.

By: _________________________________
                                              -------------------------------
Name:________________________________

Title:  _____________________________
                                              CARL PERKINS

BET TRUST

                                              -------------------------------
By:_________________________________
      Trustee


---------------------------------------
Brent H. Coeur- Barron, as Escrow Agent

                                    EXHIBITS

A        Sellers' Investor's Representation Agreement

                                    SCHEDULES

3.3(b)            Disclosure of EA Ownership Interests; Officers and Managers of EA3.4           Consents

3.5(a)            EA Unaudited Interim Financial Statements

3.5(b)            EA Liabilities

3.7               EA Interim Changes

3.8               EA Assets

3.9               ELB Lease for Office Premises

3.10              EA Leased Assets

3.11              EA Proprietary Information

3.14              EA Litigation

3.16              EA AR Aging Schedule

5.6               ITEC Litigation

5.8               ITEC Financial Statements

10.2              Notice Addresses